1 1/8/2021 Holiday Sales update January 2021 EXHIBIT 99.2

Forward-Looking Statements: Certain information contained in this presentation constitute forward-looking statements under the federal securities laws and include statements regarding the Company’s expectations with respect to its sales, adjusted EBITDA, free cash flow and total debt, net of cash, for fiscal 2020, and sales, comparable sales, adjusted EBITDA, free cash flows, merchandise margins, occupancy costs, SG&A and store closures for fiscal 2021. The discussion of forward-looking information requires management of the Company to make certain estimates and assumptions regarding the Company's strategic direction and the effect of such plans on the Company's financial results. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: the Company’s ability to withstand and manage the impact of the COVID-19 pandemic on our business in fiscal 2021, the Company’s assumptions regarding the timing and effect of COVID-19 vaccination efforts on our business, the Company’s assumptions regarding sales recovery, the Company’s effectiveness of its merchandise and marketing strategies, the Company’s efforts to restructure and reduce costs and, right size its store portfolio, expected annualized savings from additional restructuring actions taken in November 2020, the ability to keep some or all of its reopened stores open and operating during more normalized hours, its expected liquidity for the next 12 months, its ability to compete successfully with its competitors, predict fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, trade and security restrictions and political or financial instability in countries where goods are manufactured, fluctuations in price, availability and quality of raw material, the interruption of merchandise flow from the Company's distribution facility, and the adverse effects of general economic conditions, political issues abroad, natural disasters, war and acts of terrorism on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission filed on March 19, 2020, its subsequent Form -10Q filings and other Company filings with the Securities and Exchange Commission. The Company assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Non-GAAP Measures: Adjusted EBITDA and Free Cash Flow are non-GAAP measures. The Company believes that these non-GAAP measures are useful as additional means for investors to evaluate the Company's operating results, when reviewed in conjunction with the Company's GAAP financial statements. Please see Appendix A for additional information concerning these non-GAAP measures and a reconciliation to their respective GAAP measures, where applicable, and a discussion regarding the limitation of such reconciliation for forward-looking Adjusted EBITDA. 2 Safe Harbor Forward-Looking Statements and Non-GAAP disclosures

Holiday Sales Performance Fiscal 2020 Full-Year Guidance Fiscal 2021 Operating Assumptions Fiscal 2021 Outlook Sales, Merchandising and Marketing Strategy Store Portfolio Strategy Liquidity Table of contents

Total Sales of $78.4 million compared to $103.1 million, or down 23.9% for the same period in fiscal 2019. Comparable sales were (24.0)%, driven by: Store comp decreased (38.1)% Direct comp increased 12.7%, which includes an increase in DXL.com of 28.4% Sales from wholesale increased to $4.0 million as compared to $3.4 million 4 Holiday Sales performance For the 9-week holiday reporting period ending January 2, 2021, the Company’s sales were:

Our DXL.com revenue was +28% for the 9-week holiday period including +31% in December, in line with the growth we have seen through most of 2020 New customers were +42% for DXL.com, representing significant growth and showcasing our ability to win business during this time of changing consumer preferences With a higher emphasis on building data-driven web experiences, removing friction from the customer journey and more ways to buy, our conversion rate for DXL.com is up 28% compared to 2019 levels Our mobile app experienced a 223% increase in revenue and over 125% increase in downloads With a focus on incremental outcomes, our digital search marketing spend was up a meager 4% but yielded an increase of 21% in revenue, with ROAS efficiency improving by 17% Clear and concise messaging, real-time store inventory availability and tech solutions helped us grow curbside and BOPIS orders by 507% 5 Holiday Digital highlights Some of our learnings have informed our thinking and are helping us achieve greater positive digital outcomes for our web business. We would like to highlight some markers for progress we have made during the 9-week holiday period compared to 2019.

Total Sales of $317.0 million to $319.0 million, down from $474.0 million in fiscal 2019 Adjusted EBITDA of $(27.0) million to $(26.0) million, down from $23.5 million in fiscal 2019 Free Cash Flow of $(6.0) million to $(4.0) million, down from $2.4 million in fiscal 2019 Total Debt, net of cash, of $53.8 million to $55.8 million, up from $49.8 million in fiscal 2019 6 Fiscal 2020 Full-year guidance For fiscal year 2020, the Company expects to deliver financial results consistent with the following estimates driven by the COVID-19 pandemic: Adjusted EBITDA and free cash flow are non-GAAP measures, see Appendix A for a discussion of such non-GAAP measures.

7 Fiscal year 2021 COVID-19 Assumptions We believe our financial projections for fiscal year 2021 are reasonable and achievable based on our outlook for economic recovery from COVID-19. Our financial projections assume that vaccines against the COVID-19 virus are widely available and distributed by the end of Spring 2021. Furthermore, we assume that the vaccines will be effective and create a level of comfort that enables and encourages our customers to begin socializing in large groups outside his home by the end of Spring 2021. We are forecasting that the demand for apparel will gradually improve during fiscal 2021, with our stores to be down more significantly in the first half of fiscal 2021 as compared to the second half. All told, comparable store sales for fiscal 2021 are not expected to be better than (24.0%) for the year as compared to fiscal 2019.

Sales are expected to improve in fiscal 2021, when compared to fiscal 2020, with continued double-digit growth in Direct and modest recovery in Stores, but less than fiscal 2019 levels. Merchandise Margins will improve from an overall reduction in promotional levels. Occupancy Costs will improve from rent restructurings already completed and as negotiations continue into 2021. SG&A levels to improve from corporate restructurings completed in fiscal 2020 of approximately 101 corporate positions, as well as lower overhead support costs. Store Labor expense to improve from reduction of 1,078 store positions in fiscal 2020. 8 Fiscal year 2021 Operating Assumptions The Company’s cost and organizational restructuring launched in fiscal 2020 is expected to create greater operating leverage in fiscal 2021.

9 Fiscal year 2021 Outlook The Company expects to return to positive Adjusted EBITDA and positive cash flow in fiscal 2021. *The growth in the direct business in fiscal 2020 includes an increase in sales from our DXL.com business of approximately 38.0%, partially offset by a decrease of approximately 51.5% in Universe sales, which are online sales that originate at the store level. **Adjusted EBITDA and free cash flow are non-GAAP measures, see Appendix A for a discussion of such measures.

We expect to see a continued lift from casual active sportswear and loungewear, whereas tailored clothing will continue to struggle. We have leaned into the consumer shift to casual clothing with holiday sales penetration of 89.9% vs. 81.9% last year and tailored clothing sales penetration of 10.1% vs. 18.1% last year. Our Spring assortment will be driven by the work-from-home (WFH) lifestyle, which we believe will continue post-pandemic as employers adopt and flex to varying levels of permanent WFH and scheduling. The merchandise-mix productivity is expected to see continued improvement given the more curated brand and style mix driven by reductions and/or eliminations begun in 2020. 10 Sales; Merchandising Strategy We expect the changes in consumer shopping habits to continue in categories and brands, with an overall surge in demand for apparel in fiscal 2021, but not before the pandemic has been contained and our customer begins to venture outside the home again for events and social gatherings.

We continue to believe that our best opportunity to attract new customers and retain existing customers will be through digital and online experience, and through customer segmentation & personalization. We expect direct-to-consumer channels, led by the DXL.com website, and supported by omni-channel elements such as universe sales and BOPAC, to continue to grow in importance. 11 Sales; MARKETING Strategy We expect the changes in consumer shopping habits to continue in channels, with an overall surge in demand for apparel in fiscal 2021, but not before the pandemic has been contained and our customer begins to venture outside the home again for events and social gatherings.

We have pivoted from thinking about channels, to focusing on the omni-channel customer experience. We have made significant investments and continue to improve our omni-channel capabilities, including increased accuracy of available store inventory on the web for ship-from-store, ship-to-store functionality, universe sales, virtual shopping with store teams and curbside pickup. Customer obsession is the core of our strategy to continue to win and deliver a superior experience no matter how they choose to engage with us, and has led to a dramatic increase in the new customers acquired digitally. We expect our direct-to-consumer channels, led by DXL.com, to continue to be a tailwind for the business. Our DXL.com revenue is +38% for Fiscal YTD, fueled by a confluence of better segmentation, strategic targeted promotions, more effective digital marketing to acquire new customers and a superior technology-driven experience for the consumer. Our owned channels will benefit from our significantly better understanding of our customers, as we better segment our audiences and personalize their experience across the shopping journey. 12 Marketing Strategy With our test > learn > iterate framework, we have created a customer-centric approach to apply our 2020 learnings to fuel brand awareness, drive new traffic and customers to our channel storefronts in 2021.

As of January 2, 2021, we operate 311 stores. In looking out at the next two years, we have 96 stores that have either a natural lease expiration or a kick-out option. During the fourth quarter of 2020, we continued to make solid progress in our rent restructure efforts, achieving savings of approximately $2.5 million, which is expected to be realized in fiscal 2021. We continue our negotiations with landlords to further address our rent structure and improve our occupancy costs. Our current plan for fiscal 2021 is to close 20 stores, but this is predicated on successful occupancy restructurings and may grow if we don’t achieve our expectations in greater rent relief. We review our leases on a case-by-case basis and will make decisions to renew or terminate leases based on specific store performance and their role in our long-term strategy. 13 Store Portfolio Strategy We expect to reduce and consolidate our store portfolio over the next two years as customers continue to migrate to online shopping.

In May 2020, we amended the credit facility which, among other things, increased our borrowing base availability by delaying the step-down of our advance rates and provided us the ability to enter into an aggregate of up to $15.0 million in promissory notes with merchandise vendors. The ability to borrow under this credit facility is based primarily on our eligible inventory. Therefore, our excess availability under the credit facility fluctuates during the year as we build-up inventory for peak-selling seasons. In May 2020, we borrowed $30.0 million against our credit facility to provide us flexibility to manage liquidity during the pandemic. As we last publicly reported, at the end of the third quarter of fiscal 2020, our debt position, net of cash, was $61.5 million, as compared to $77.5 million for the previous year’s third quarter. 14 Liquidity We have a $125 million credit facility with Bank of America, N.A. that does not expire until May 2023.

The Company uses non−GAAP financial measures, such as “Adjusted EBITDA” and ”Free Cash Flow” in assessing its operating performance. The Company believes that these non−GAAP measures serve as an appropriate measure to be used in evaluating the performance of its business because it helps investors gain a better understanding of the Company’s performance, especially when comparing such results to previous periods, and that they are useful as an additional means for investors to evaluate the Company's operating results, when reviewed in conjunction with the Company's GAAP financial statements. The Company defines Adjusted EBITDA as Earnings before interest, taxes and depreciation and amortization, and before restructuring charges, exit costs associated with London operations, CEO transition costs and asset impairment charges, if any. Free cash flow is defined as cash flow from operating activities less capital expenditures. These measures as defined by the Company may not be comparable to similarly titled measures reported by other companies. The Company does not intend for non−GAAP financial measures to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP. The following tables provide a reconciliation of for each of these Non-GAAP measures. 15 Appendix a Non-GAAP financial measures

16 Appendix A, cont. Reconciliation of non-GAAP measures: Adjusted EBITDA. We are unable to reconcile our adjusted EBITDA guidance to net loss, because certain information necessary for these reconciliations is not available without unreasonable efforts. It is difficult to predict and/or is dependent on future events that are outside of our control. In particular, we are unable to reasonably predict potential asset impairments, because of the ongoing impact of the Covid-19 pandemic on our retail stores. Free Cash Flow.